Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1Amendment No.2 of our report dated July 21, 2008 relating to the consolidated financial statements of Universal Holdings, Inc. and Subsidiary

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/S/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
August 25, 2008